Exhibit 10.23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED BECAUSE

THE INFORMATION (I) IS NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Agreement”), effective as of January 12, 2021 (the “Effective Date”), is made by and between Pacific Biosciences of California, Inc., a Delaware corporation, having a place of business at 1305 O’Brien Dr., Menlo Park, CA  94025 (“PacBio”) and Invitae Corporation, a Delaware corporation, having a place of business at 1400 16th St., San Francisco, CA  94103 (“Invitae” and, together with PacBio, the “Parties” and each, a “Party”).

BACKGROUND

A. Invitae is working to bring comprehensive genetic information into mainstream medicine to improve healthcare.

B. PacBio is a leading provider of high-quality sequencing of genomes, transcriptomes and epigenomes employing SMRT Sequencing Technology to generate HiFi genomes.

C. PacBio and Invitae desire to collaborate to develop next generation instruments utilizing PacBio’s technology capable of scalable, comprehensive whole genome sequencing, all on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

1. DEFINITIONS

As used herein, the following terms will have the meanings set forth below:

(a) “[***]Product” means, individually and collectively, (i) the “[***]System” described on Exhibit A, inclusive of the Specifications for the [***]System set forth on Exhibit A and as they may be modified from time to time by the Joint Steering Committee, and (ii) any [***] (as defined below) for use with the [***]System.

(b) “[***]Product” means, individually and collectively, (i) the “[***]System” described on Exhibit A, inclusive of the Specifications for the [***]System set forth on Exhibit A and as they may be modified from time to time by the Joint Steering Committee, and (ii) any [***] for use with the [***]System.

(c) “Affiliate” means, with respect to an entity, any other entity that controls, is controlled by, or is under common control with the first entity. For the purpose of this definition, “control” shall mean direct or indirect ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest, in the case of any type of legal entity other than a corporation, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. In the case of entities organized under the laws of certain countries, the Parties acknowledge that the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%) and, in such case, such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity.

(d) “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in San Francisco, CA are authorized or required by law to be closed for business.

(e) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of PacBio which occurs on the date that one person or entity or more than one person or entity acting as a group (in any event, a “Person”) acquires ownership of the stock of PacBio that, together with any other stock of PacBio held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of PacBio; provided,  however, that if the stockholders of PacBio immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of PacBio’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of PacBio or of the ultimate parent entity of PacBio, such event will not be considered a Change in Control under this Section 1.5.1.  For this purpose, indirect beneficial ownership will include an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own PacBio, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) The acquisition or the attainment of control by any Person of a material amount (other than the supply to Third Parties of any [***]Products or any [***] in the ordinary course of business) or any necessary item of PacBio’s business or assets relating to this Agreement; provided,  however, that for purposes of this Section 1.5.2, the following will not constitute a Change in Control under this Section 1.5.2: (A) a transfer to a Person that is controlled by PacBio’s stockholders immediately after the transfer (with such control distributed among such stockholders in substantially the same proportions as their ownership of shares of PacBio’s voting stock); or (B) a transfer to a Person fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by PacBio.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of PacBio’s incorporation; or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held PacBio’s securities immediately before such transaction.

(f) “[***] and [***]” means the [***] and [***] for the [***] in effect from time to time, as established in accordance with Article 3.

(g) “[***]” shall include the activities conducted in connection with the development of [***]Products as described in Article 4.

(h) “Field” means services which consist, [***], including [***] supporting the delivery of [***].  For clarity, (a) other services are [***] so long as the services provided consist primarily of [***] and (b) any material amount of [***] is not permitted within this definition if the primary purpose is to [***].

(i) “[***]” means a [***], or in the case of [***] a full-time dedicated person, a full-time equivalent person year, based upon the total of [***] hours per year of work.

(j) “[***] Cost” means, for any period, the total of the products of (a) the [***] (and/or portion thereof) engaged in executing the [***] (as adjusted to reflect the portion of a year represented by the period at issue), and (b) the respective [***]s for such [***].

(k) “[***]” means the rate that is applicable to [***] within [***] or categories, as set forth in the [***] and [***], with such [***]to be determined by the Joint Steering Committee from time to time as representing the actual direct cash costs to the employer plus an allocation of the employer’s overhead which is appropriate in respect of the scope and undertaking represented by the [***].

(l) “[***]” means [***], and [***] incurred by [***] in respect of the [***], but solely in accordance with [***].

(m) “[***]” means, collectively, all [***] and all [***].

(n) “[***]Product” means, individually and collectively, (i) the “[***]System,” (ii) the “[***]System,” and (iii) all [***] available from [***] labelled or otherwise intended for use with [***]System[***]System (any, a “[***]”).

(o) “[***]Product System” means, individually and collectively, (i) the [***]System and (ii) the [***]System.

(p) “Specifications” means, with respect to a particular [***]Product, the written specifications therefor initially set forth on Exhibit A and thereafter updated, if applicable, by the Joint Steering Committee.

(q) “Third Party” means any person or entity other than Invitae, PacBio or each’s applicable Affiliates.
(r) Additional Definitions. Each of the following definitions shall have the meanings defined in the corresponding sections of this Agreement indicated below:

Defined Term	Section

[***]Credit Amount9.14(a)

[***]Period9.12(a)

[***]Period9.14(a)

[***] 9.14(b)

[***]System1.14

[***]Period9.12(b)

[***]Period9.14(c)

[***]9.14(d)

[***]System1.14

Alliance Manager2.7

Claim14.3

Co-Chair2.3

COGS9.14(e)

Confidential Information12.1

[***]1.14

[***]6.1

Development [***]3.3.1; 3.3.2

Development Term3.1

Disclosing Party12.1

Dispute16.2

Escalation to Mediation Date16.2.1

Extended [***]Period9.1.3

Force Majeure 16.3

Force Majeure Delay3.3.3

Indemnitee14.3

Indemnitor14.3

Initial [***] and [***]3.2.1

Invitae Claim14.1

Invitae Indemnitee14.1

Invitae Licensed Sole or Joint Inventions11.2

IP Notice14.5

Joint Steering Committee2.1

Notice of Dispute16.2

Other Technology11.1

PacBio Claim14.2

PacBio Indemnitee14.2

[***]Period9.1(f)

Prior CDA12.7

[***]9.1

[***]6.1.3

[***]3.2.2

Receiving Party12.1

[***]15.8.1(b)

[***]8.1

(s) Interpretation.  The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless specified to the contrary, references to Articles, Sections, Attachments or Exhibits mean the particular Articles, Sections, Attachments or Exhibits to this Agreement and references to this Agreement include all Attachments and Exhibits hereto.  Unless the context otherwise clearly requires, whenever used in this Agreement:  (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Attachments); (e) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;”(f) provisions that require that a Party, or the Parties hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof;

and (j) neither Party or its Affiliates shall be deemed to be acting “on behalf of” or “under authority of” the other Party.
2. GOVERNANCE

(a) Joint Steering Committee; Establishment.  Promptly after the Effective Date, PacBio and Invitae shall establish a joint, co-chaired joint steering committee (the “Joint Steering Committee”) to [***] of the Parties under this Agreement, including the [***].

(b) Responsibilities. The Joint Steering Committee shall be responsible for:

(i) Providing [***] to each Party’s activities under the [***];

(ii) Overseeing, reviewing and monitoring such [***]including reviewing [***] and [***], and the [***] related thereto;

(iii) Reviewing and revising the [***]on a [***] basis (as provided in the definition for [***]);

(iv) Reviewing the [***] for each [***]Product then being [***] and the estimated [***] for each [***]Product then in [***] no less frequently than [***] per [***]Period, with a schedule providing detail for the determination of [***] to be [***] and [***] by the [***] (i) as [***] (or, at the election of the Joint Steering Committee, [***]) determining the [***] as contemplated by [***] and (ii) [***] than [***] per [***]Period thereafter;

(v) Managing the [***] and [***] of the [***] with [***] to [***]Products as contemplated by this Agreement;

(vi) Facilitating access to and the exchange of [***] between the Parties related to the [***] and the [***]Products;

(vii) Establishing [***] as it deems appropriate to manage [***] under the [***] and [***], [***] and [***] of such [***];

(viii) Reviewing and, as applicable, approving [***] to the [***] and [***] or [***] for the Parties to [***] the [***] of this Agreement;

(ix) Comparing [***] as part of the [***] against the applicable [***]; and

(x) Undertaking or approving such other [***] as are specifically provided for the [***] under this Agreement.

Without limiting the foregoing, the Joint Steering Committee shall (i) discuss matters relating to the [***], including modifications to the [***] and [***] and the Specifications; (ii) establish sub-committees, with representation from each Party, to assess [***] impacts of technical and design changes to the [***]Products; (iii) discuss and resolve matters concerning ongoing [***] of the [***]Products, including applicable [***] initiatives and [***] changes and similar matters; and (iv) discuss and resolve, if possible, any disputes referred to the Joint Steering Committee.

(c) Membership.  The Joint Steering Committee shall be comprised of [***]number [***] from [***] and unless otherwise agreed such number shall be [***] employees from [***].  Either Party may replace its respective Joint Steering Committee members at any time with prior notice to the other Party, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the person he or she is replacing.  Unless otherwise agreed by the Parties, the Joint Steering Committee shall have at least one member who is a senior executive with relevant decision-making authority from each Party such that the Joint Steering Committee is able to effectuate all of its decisions within the scope of its responsibilities.  Without limiting the foregoing, each Party shall appoint one of its members to the Joint Steering Committee to co-chair the meetings for the Joint Steering Committee (each, a “Co-Chair”).  The Co-Chairs for the Joint Steering Committee shall (i) coordinate and prepare the agenda and ensure the orderly conduct of the Joint Steering Committee’s meetings, (ii) attend (subject to below) each meeting of the Joint Steering Committee, and (iii) prepare and issue minutes of each meeting [***]after accurately reflecting the discussions and decisions of the Joint Steering Committee.  Such minutes from each Joint Steering Committee meeting shall not be finalized until the applicable Co-Chair from each Party has reviewed and confirmed the accuracy of such minutes in writing.  The Co-Chairs shall solicit agenda items from the other Joint Steering Committee members and provide an agenda along with appropriate information for such agenda reasonably in advance (to the extent possible) of any meeting.  In the event the Co-Chair or another member of the Joint Steering Committee from either Party is unable to attend or participate in any meeting of the Joint Steering Committee, the Party who designated such Co-Chair or member may designate a substitute Co-Chair or other member for the meeting.

(d) Meetings.  Unless otherwise agreed by the Parties, the Joint Steering Committee will meet at least [***] during the Development Term in connection with the review and approval of the [***].  In addition to regularly scheduled meetings of the Joint Steering Committee, either Party may call a special meeting of the Joint Steering Committee on at least [***] notice to the other Party to discuss one or more matters deemed material by such first Party and identified in the notice of such first Party calling such meeting.  Each Party shall be responsible for its own expenses relating to such meetings.  As appropriate, other employee representatives of the Parties may attend Joint Steering Committee meetings as nonvoting observers, but no [***] may attend unless otherwise agreed by the Parties.  Each Party may also call for special meetings to resolve particular matters requested by such Party.

(e) Decision Making.  A [***] Joint Steering Committee members shall be present in person or by other means (e.g., teleconference) in order to [***] at any meeting. In the event that a [***] is not present or ceases to be present at any meeting of the Joint Steering Committee, such meeting shall be [***] a [***] can be [***]. Each Joint Steering Committee member shall have [***] in any matter requiring the Joint Steering Committee's action or approval, and all decisions shall be [***].  If the Joint Steering Committee cannot reach a [***] at a Joint Steering Committee meeting or within twenty (20) Business Days thereafter, the matter shall be resolved in accordance with [***].

(f) Day-to-Day Responsibilities.  Each Party shall: (i) be responsible for day-to-day implementation and operation of the activities hereunder for which it has or is otherwise assigned responsibility under this Agreement, provided that such implementation is not inconsistent with (A) the express terms of this Agreement and the decisions of the Joint Steering Committee within the scope of their authority specified herein and (B) the [***] and [***] with respect to activities under the [***]; and (ii) keep the other Party informed as to the progress of such activities as determined by the Joint Steering Committee.

(g) Alliance Managers.  Promptly after the Effective Date, each Party shall appoint an individual to act as alliance manager for that Party (each, an “Alliance Manager”).  Each Party’s Alliance Manager shall be a voting member of the Joint Steering Committee.  The Alliance Managers shall be the primary point of contact for the Parties with respect to the activities to be conducted under this Agreement.  The name and contact information for the Alliance Managers, as well as any replacement(s), which may be chosen by either Party in their sole discretion from time to time, shall be promptly provided to the other Party in writing.

3. [***]S AND [***]S

(a) Development Term.  During the period for conduct of the [***] (the “Development Term”), PacBio shall prepare in consultation with Invitae and provide to the Joint Steering Committee for approval a reasonably detailed [***] and [***] for the performance of the [***] as set forth in Section 3.2.  The [***] and [***] shall specify the [***] and [***] of the [***], together with a [***] of [***] ([***]) of PacBio [***] to be [***] to the [***] and any other [***] (as defined below).  Beginning [***] prior to the estimated time of launch of a

[***]Product, the [***] and [***] shall also set forth the [***] (as defined in Section 9.1) of such [***]Product.

(b) [***] and [***].

(i) Initial [***] and [***].  Within thirty (30) days after the Effective Date, PacBio shall submit to the Joint Steering Committee the proposed [***] and [***] for the period from the Effective Date through June 30, 2022 (the “Initial [***] and [***]”), which Initial [***] and [***] shall be consistent with the general plan attached hereto as Exhibit B.  After submission of the Initial [***] and [***] by PacBio, the Joint Steering Committee shall meet and review such proposal as soon as possible and shall establish and approve (as applicable) the Initial [***] and [***], with such changes as the Joint Steering Committee may agree to the plan and [***] proposed by PacBio.

(ii) Other.  In advance of the first Business Day on or after [***] in advance of the first Business Day of each of [***] and [***] thereafter during the Development Term, PacBio shall submit to the Joint Steering Committee an update to the [***] and [***] for the following [***]Period commencing immediately after the end of the [***] (e.g., [***] to [***] for the first such update) (each, a “[***]”).  The Joint Steering Committee shall review and approve (as applicable) the [***] for the next succeeding [***]Period, with such changes as the Joint Steering Committee may agree to the updated plan and [***] proposed by PacBio; and upon the approval of the [***], the same shall be the [***] and [***] for the corresponding period.  Upon the reasonable request of Invitae, and in any event no less frequently than [***], PacBio will provide the Joint Steering Committee with a detailed schedule of (i) PacBio’s calculation of the [***] for each [***]Product then being [***] and (ii) a good faith estimate of the [***] for each [***]Product then in [***].

(c) Development Status Review.

(i) [***]Product Status Review.  At the Joint Steering Committee meeting occurring immediately after the date that is [***] following the Effective Date, the Parties shall discuss the progress of the [***]Product.  If it is determined (or if it otherwise turns out to be) that the [***]Product development (a) [***] on or prior to the end of the [***] following the Effective Date, then there shall be [***] on the terms of this Agreement, or (b) [***] [***] on or prior to the end of the [***] following the Effective Date, then Invitae shall not be [***] any [***] by PacBio following the end of such [***] month with respect to the [***]Product, but Invitae shall remain obligated to [***] [***] following the end of such [***] pursuant to the [***] and [***].  In addition to, and not in lieu of, the foregoing, if at such Joint Steering Committee meeting it is determined (or if it otherwise turns out to be) that the [***]Product development will [***] on or prior to the end of the [***] following the Effective Date, a “Development [***]” shall be deemed [***] [***].

(ii) [***]Product Status Review.  At the Joint Steering Committee meeting occurring immediately after the date that is [***] following the Effective Date, the Parties shall discuss the progress of the [***]Product.  If it is determined (or if it otherwise turns out to be) that the [***]Product development (a) [***] [***] on or prior to the end of the [***] following the Effective Date, then there shall be [***] on the terms of this Agreement, or (b) [***] on or prior to the end of the [***] following the Effective Date (whether due to a [***] or otherwise), then Invitae shall not be responsible for any [***] by PacBio following the end of such [***] with respect to the [***]Product, but Invitae shall remain obligated to [***] following the end of such [***] pursuant to the [***] and [***].  In addition to, and not in lieu of, the foregoing, if at such Joint Steering Committee meeting it is determined (or if it otherwise turns out to be) that the [***]Product development will [***] on or prior to the end of the [***] following the Effective Date (whether due to a [***] or otherwise), a [***]Development [***] shall be deemed [***].

(iii) [***].  If a [***] occurs and, as a result, the [***] in respect of either the [***]Product or the [***]Product is [***] (a “[***]”), (i) PacBio shall promptly notify Invitae and (ii) the date on which a [***] would otherwise be deemed [***] for the [***]Product or the [***]Product, as applicable, will be [***] by an amount of [***] to the [***] of the [***] as determined by the Joint Steering Committee.

4. [***]

(a) [***]. PacBio shall be responsible for and shall consistently use no less than [***] and [***] in conducting, directly or through its Affiliates, the development and validation program for the [***]Products in accordance with the [***] and [***] then in effect, including the development objectives, timelines, [***] and [***] set forth therein (the “[***]”).  PacBio agrees to keep the Joint Steering Committee reasonably informed at Joint Steering Committee meetings and to be reasonably responsive to inquiries from Invitae’s members of the Joint Steering Committee concerning the progress of the [***] between meetings of the Joint Steering Committee.  Invitae shall provide reasonable assistance to PacBio regarding the [***] as specified by the Joint Steering Committee. Invitae shall be consulted and informed with respect to the [***] through its representatives on the Joint Steering Committee.

(b) [***] Funding. PacBio shall apply all amounts paid by Invitae in accordance with Article 6 toward the [***] in accordance with the [***] and [***] then in effect.
5. RECORD KEEPING

(a) Reports and Records.

(i) Records.  PacBio shall maintain current records of the [***] (or cause such records to be maintained) in [***] and in [***] as will properly reflect the [***] and [***] in the performance of the [***].

(ii) Reports.  With each update to the [***] and [***] submitted to the Joint Steering Committee by PacBio as contemplated by Section 3.2.2, PacBio shall provide the Joint Steering Committee with a written report summarizing the progress of the [***] performed by it with respect to [***]Product during the preceding [***].  Coincident with such reports, PacBio will provide Invitae an accounting of [***] incurred during the corresponding [***] as required in Section 6.1.3.

6. [***] FUNDING

(a) [***] and [***]Product Development Payments.

(i) General.  Invitae will reimburse PacBio as set forth in this Section 6.1 for those [***] and [***] (collectively “[***]”) reflected in the Initial [***] and [***] (until superseded by the first [***]) or any then current [***] as approved by the Joint Steering Committee in accordance with Section 3.2, with such Initial [***] and [***] or [***] to include the estimated number of [***], the functional categories of such [***], the applicable [***]s, the resulting estimated [***] and the estimated [***] expected to be incurred in each [***] (or portion thereof) in the following [***]Period.  Together with each update to the [***] and [***] submitted to the Joint Steering Committee by PacBio as contemplated by Section 3.2.2, PacBio shall provide Invitae with (i) an accounting of the [***] for the prior [***] and (ii) an invoice for the [***] incurred during such period. The Parties acknowledge and agree that the actual costs incurred in connection with the [***] may exceed, or may be lower than, the [***]ed amounts therefor.

(ii) [***] – Initial Payment.  No later than thirty (30) days following the approval of the Initial [***] and [***] by the Joint Steering Committee, Invitae shall pay to PacBio an amount equal to the estimated [***] for the period from the Effective Date to June 30, 2021, as set forth in the approved Initial [***] and [***].

(iii) [***] – [***].  No later than thirty (30) days from the Joint Steering Committee’s approval of each [***] (each a “[***]”), Invitae shall pay PacBio an amount equal to the [***] for the following [***], i.e., the first [***] of the then just-approved [***], as set forth in such [***].

(iv) Carry Forward.  For clarity, if the actual [***] incurred by PacBio in a [***] (or the initial period set forth in Section 6.1.2) are less than the amounts advanced by Invitae for such [***] (or initial period), then any amount in excess of such [***] will be carried forward and applied to Invitae’s funding obligations for the subsequent quarter (or in the event of the last quarter, refunded to Invitae).

(v) [***] Payment.  No later than each [***], Invitae shall reimburse PacBio for [***] invoiced for the previous [***] (and, in the instance of the first [***], any additional period following the Effective Date and prior to the commencement of the previous [***]).

(vi) Cost [***].  In each [***], if PacBio determines that the [***] for an activity reflected in the Initial [***] and [***] (until superseded by the first [***]) or any then current [***] as approved by the Joint Steering Committee in accordance with Section 3.2 is likely to be [***] or is [***] by at least [***], PacBio shall: (i) promptly inform the Joint Steering Committee of the expected or actual [***]; and (ii) provide the Joint Steering Committee with a detailed, written explanation for the [***] for that activity, and complete and accurate records substantiating the expected or actual [***].  At its next regularly scheduled meeting, the Joint Steering Committee shall determine whether, and to what extent, any [***] shall be [***] by [***] (to the extent the [***] at issue [***] reasonably [***] the power of PacBio to [***] for or [***]), [***] by [***] (to the extent the [***] at issue [***] reasonably within the power of PacBio to [***] for or [***]), or [***] in some [***] [***] the Parties (as applicable).  If the Joint Steering Committee determines that any aspect of the [***] should be [***] by Invitae, then such [***] will be [***] and applied to Invitae’s [***] for the subsequent [***].

7. MARKETING RIGHTS

Without limiting PacBio’s obligations and Invitae’s rights in Article 8, Article 9 and the [***], and except as otherwise expressly set forth herein, PacBio shall, as between the Parties, have the exclusive worldwide right to market, sell, distribute and otherwise commercialize [***]Products (itself or through others) for all applications on terms and conditions as PacBio may determine from time to time and retain all income therefrom.  For clarity, and notwithstanding any provision herein to the contrary, Invitae and its Affiliates shall have the right to use the [***]Products purchased by Invitae and its Affiliates and to commercialize the data generated from such use, in each case without any further payment or obligation to PacBio.

8. MANUFACTURE AND SUPPLY

(a) Terms and Conditions.  No later than [***] months prior to the Joint Steering Committee’s good faith estimate of the [***] of the first [***]Product, the Parties will negotiate in good faith and enter into a [***] for [***]Products associated with the applicable system (the “[***]”).

(b) [***] Terms.  In addition to the terms and conditions set forth in Article 9 and such other terms and conditions as are reasonable and customary in the biotech tools industry, the [***] will include the following features:

(i) On a [***] basis Invitae will provide PacBio with a [***] of Invitae’s expected purchases of [***]Products, with (i) Invitae thereafter maintaining the ability to [***] such forecasted amounts albeit within [***] for the [***], (ii) the most current forecasted [***] distilling, within a limited range around the [***] as finally determined by Invitae, into purchase orders which PacBio will be obligated to accept assuming such purchase orders are otherwise in compliance with the terms and conditions of the [***], and (iii) PacBio agreeing to exercise [***] to accept purchase order from Invitae, if tendered, for [***] such [***] around the [***]; provided,  however, the Parties acknowledge that the manufacturing lead-time for certain [***]Products is expected to be up to [***], and therefore PacBio may require Invitae to place non-cancelable purchase orders for such items in advance in order to secure enough supply to satisfy a [***], and that PacBio’s ability to satisfy requested [***] in the [***] may be limited as a result of s[***];

(ii) Representations, warranties and covenants from PacBio comparable to the features of Article 13 and indemnification by PacBio of the Invitae Indemnitees (as defined below) comparable to the features of Article 14 (other than the proviso in Section 14.5), but with the addition of representations, warranties and covenants from PacBio to the effect that (i) it has obtained and shall continue to maintain all licenses, authorizations, approvals, consents, or permits required by applicable law to conduct its business generally and to perform its obligations under the [***], (ii) it has and shall continue to maintain the full right, power and authority (by ownership, license, or otherwise) to use all patents, copyrights, trademarks, or other intellectual property embodied in the [***]Products, (iii) the [***]Products do not and will not infringe or misappropriate the intellectual property rights of any Third Party; and (iv) the [***]Products will (A) conform, at a minimum, to ordinary standards of care, (B) be of at least the same grade, quality, and value as [***] sold under similar circumstances, and (C) be fit for the purposes for which the [***]Products are intended to be used;

(iii) If PacBio is (or if PacBio reasonably determines that it will be) unable to supply Invitae with any [***]Product forecasted and ordered by Invitae in accordance with the [***] and its other customers’ [***] and [***] of such [***]Product, then PacBio shall notify Invitae as soon as practicable of such situation.  Without limiting Section 8.2.5, in such circumstances, PacBio shall [***] to (i) [***] the [***] of such [***]Product that PacBio has [***] and that it is able to [***], so that Invitae receives at least [***] (relative to [***] PacBio customer) of available [***]Product from [***] and [***] as determined based on such forecasted and ordered amounts from Invitae and each such other customer of PacBio for such [***]Product and (ii) in all events deliver at least [***] of such [***]Product to Invitae no later than [***] the delivery to such other customers;

(iv) The [***] shall include an assignment provision on terms substantially identical to Section 16.7; and

(v) In the event that PacBio [***] or notifies Invitae (which PacBio shall be obligated to do in good faith if applicable) that it is likely to [***] (other than as a result of [***]) to supply Invitae with any [***]Product forecasted and ordered by Invitae in accordance with the [***] which causes or threatens to cause a [***] in Invitae’s business for [***], PacBio agrees to [***] Invitae a [***], [***], without right to [***] or [***], as necessary for Invitae (itself or through an Affiliate, or a Third Party [***] (to which PacBio has [***])) to [***]such [***]Product on [***] of and [***] to Invitae such [***]Product and for [***] and provide PacBio with customary [***]to confirm the same.

(1) If Invitae uses a [***], then such [***] shall enter into an agreement [***] on standard and customary terms for the bio-tools industry to prevent the misuse of [***] and acknowledging and agreeing to the [***].

(2) All [***]Product [***] by Invitae pursuant to this Section 8.2.5 shall be subject to the [***] and other [***], if any, to be set forth in the [***].

9. The [***] described in Section 8.2.5 above shall [***] only until such time as PacBio has [***] that it is [***] of the applicable [***]Product forecasted and ordered by Invitae during such period (accordingly, Invitae shall continue to provide PacBio with copies of its forecasts).  It is understood that at such time as PacBio has so [***] its [***] to [***] such [***]Product,

PacBio will have the right to [***] of such [***]Product with such [***] to be made over the course of a [***]Period in which [***] by PacBio is [***] with a [***] by Invitae, its Affiliate or its [***] over a period [***] to [***]
[***]S

(a) [***]Products. The “[***]” for each of the applicable [***]Products and the [***]Products shall depend upon whether the applicable [***]Period for such products is in effect as set forth below:

(i) For each [***]Product during the [***]Period, and for each [***]Product during the [***]Period, in each instance where the intended use of the [***]Product during the applicable [***]Period is within the [***], the [***] for each applicable [***]Product shall be [***] to [***] for such [***]Product.

(ii) After the [***]Period for the applicable [***]Product, the [***] shall be mutually agreed upon between the Parties and set forth in the [***]; provided,  however, that the [***] for Invitae shall be [***] the following:

(1) for the shorter of (i) [***] after the [***]Period or (ii) following any [***]Period during which Invitae does not purchase a sufficient number of [***] comprising the [***]Products to [***] at least [***] under the [***] after the [***]Period (the “[***]Period”):

a) for [***]Systems, an [***] to [***]; and

b) for [***] comprising [***]Products, an [***] to the [***] of (i) [***] or (ii) [***] of [***] necessary to [***] using a [***]System including necessary [***]; provided,  however, if [***] for such [***] of [***] is [***] than [***], then the [***] of (x) [***] and (y) [***]; and

(2) for the [***] of (i) [***] after the [***]Period or (ii) following any [***]Period during which Invitae does not purchase a sufficient number of [***] comprising the [***]Products to [***] at least [***] under the [***] after the [***]Period (the “[***]Period”):

a) for [***]Systems, an [***] to [***]; and

(3) for [***] comprising [***]Products, an [***] to the [***] of (i) [***] or (ii) [***] of [***] necessary to [***] using a [***]System including necessary [***]; provided,  however, if [***] for such quantity of [***] is [***] than [***], then the [***] of (x) [***] and (y) [***].

(iii) From the Effective Date through the end of the [***]Period, with respect to [***]Products, and from the Effective Date through the end of the [***]Period, with respect to [***]Products (each an “[***] [***]Period”), if the [***] paid to PacBio or any Affiliate by any [***] of a [***]Product or a [***] (as defined below) (with such [***] evaluated on an aggregate basis for a [***]System or an [***]System, as applicable, plus the [***] for such system) is [***] any [***] [***] by Invitae for the applicable [***]Product (whether or not the intended use of the [***]Product by Invitae is within the [***]), then (A) the [***] deemed [***] (for the portion of the applicable [***]Period commencing with the effectiveness of such [***]) calculated from each instance where [***] [***] was [***] than such [***] by such [***] shall be promptly [***] to [***] and (B) such [***] shall thereafter be a [***] on the [***] for Invitae for so long as the [***] is [***] to the [***].  Notwithstanding the foregoing, the following [***] shall be excluded from the coverage of this Section 9.1.3: (x) [***] purchases of [***]Products where use thereof (including end use of information) is [***] to [***] or [***] or [***] outside of [***] and [***]; and (y) [***] purchases resulting directly from [***] which are [***] in [***] and [***] solely to allow [***] to evaluate [***]Products.

(iv) For purposes of this Section 9.1:

(1) “[***]Period” means the period beginning upon the Effective Date and ending upon the earliest of (i) the [***] of the date of delivery of the first [***]Product (inclusive of the [***]System) by PacBio to Invitae, (ii) the date upon which Invitae has [***] using [***]Products and (iii) the date upon which the [***] under the [***] equals the lesser of the following (the “[***]”): (A) [***] of the [***] paid or payable by Invitae to PacBio as of the end of the [***] in which the [***] of a [***]System is [***] to Invitae; or (B) [***] determined by [***] and set forth in [***] to PacBio;

(2) “[***]” is the cumulative amount equal to the excess of (i) [***] for [***]Products delivered to Invitae from and after the date of delivery of the first [***]Product (inclusive of the [***]System) by PacBio to Invitae over (ii) the [***] by [***] for such [***]Products;

(3) “[***]Period” means the period beginning upon the Effective Date and ending upon the earlier of (i) the [***] of the [***] of [***] of the first [***]Product (inclusive of the [***]System) by PacBio to Invitae, (ii) the date upon which Invitae has [***] using the [***]Products or (iii) the date upon which the [***] under the [***] equals the sum of (A) [***] of the [***] or [***] by [***] to [***] less (B) the [***] Amount;

(4) “[***]” is the cumulative amount equal to the excess of (i) [***] of [***] for [***]Products delivered to Invitae from and after the date of delivery of the first [***]Product (inclusive of the [***]System) by PacBio to Invitae over (ii) the [***] by [***] for such [***]Products;

(5) “[***]” means, with respect to a [***]Product, the [***] for such [***]Product calculated using the [***] by agreement of the Joint Steering Committee (such agreement not to be unreasonably withheld or delayed); provided that PacBio’s obligation to [***] shall be subject to such [***] or, in the absence of such [***], resolution pursuant to the [***] set forth in Section [***] (as contemplated by the [***]). The Parties shall determine (through the Joint Steering Committee) the [***] for the calculation of [***] within [***] of execution of this Agreement; for clarity, any failure to [***] shall be subject to the [***] set forth in Section [***].

(6) “[***]Period” means, individually and collectively, (i) the [***]Period, and (ii) the [***]Period.

(b) [***]Adjustments to [***]s.  Subject to the provisions of Section 9.1, upon written notice by PacBio or upon the written request of Invitae the [***] set forth in this Article 9 may be [***] no more than [***] to reflect the [***] in [***] in respect of each applicable [***]Product.

10. PAYMENTS; BOOKS AND RECORDS

(a) Payment Method.  All payments under this Agreement shall be made by check or bank wire transfer in immediately available funds to an account designated by the receiving Party.  All amounts specified or referenced in this Agreement, and all payments made hereunder, are and shall be made in U.S. dollars.  Any undisputed payments due under this Agreement which are not paid by the date such payments are due under this Agreement shall bear interest in the lesser amount of (a) the U.S. prime rate per annum quoted in the “Money Rates” column of The Wall Street Journal (U.S., Internet Edition) on the date such payment is due plus 300 basis points, or (b) the highest rate allowed by applicable law, calculated on the number of days such payment is delinquent.  This Section 10.1 shall in no way limit any other remedies available to either Party.

(b) Taxes.  Each Party shall be solely responsible for the payment of all taxes imposed on such Party arising directly or indirectly from the payments and activities of the Parties under this Agreement.  The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax obligations in respect of the reimbursement payments and other payments made under this Agreement or to obtain tax credits that may be available to either Party with respect to the activities contemplated by this Agreement.

(c) Records; Inspection.  PacBio shall keep (or cause to be kept) complete, true and accurate books of accounts and records for the purpose of determining the amounts payable pursuant to this Agreement.  Such books and records shall be kept at the principal place of business of PacBio for at least [***] following the end of the [***] to which they pertain; provided,  however, that complete records with respect to all [***] shall be kept for at least [***] following the end of the [***]Period.  Such records will be open for inspection during such [***] period (or the longer period noted for [***]) by an independent auditor chosen by [***] and reasonably acceptable to [***] for the purpose of verifying the amounts payable or calculable hereunder.  Such inspections may be made no more than once in any [***] period, at reasonable times and on reasonable notice.  Inspections conducted under this Section 10.3 shall be at the expense of Invitae, unless variations or errors producing an overpayment, an underpayment or an incorrect calculation, as applicable, in an amount exceeding [***] for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period shall be paid by PacBio and any unpaid amounts or incorrect calculations shall be promptly rectified (together with interest on any amounts payable by PacBio at the rate set forth in Section 10.1).  The Parties will endeavor to minimize disruption of PacBio’s normal business activities to the extent reasonably practicable.

11. INTELLECTUAL PROPERTY

(a) Ownership of Inventions.  As between the Parties, all right, title and interest to inventions (i) made or created by or on behalf of [***] under the [***] in connection with its activities with respect to the [***]Products, (ii) made or created by or on behalf of [***] as a direct result of the [***], to the extent such invention comprises a [***] or [***] used with the [***]Products [***] by [***], or (iii) resulting from any joint activities within the foregoing clauses (i) and (ii), and in the case of each of the foregoing clauses (i), (ii) and (iii) all intellectual property rights, including patent rights, therein (collectively, such inventions and rights, the “[***]”), shall be solely owned by [***].  Accordingly, [***] hereby assigns to [***] all right, title and interest of [***] in and to the [***] as and when such [***] is defined. [***] shall take all reasonable actions and execute all documents necessary to effect the intent of the preceding sentence.  For clarity and notwithstanding any provision herein to the contrary:  all inventions made or created by or on behalf of [***]e, either (A) through use of any [***]Product [***] by [***] under the [***] or, prior to [***], any [***]Product [***] to [***] by [***], (except for inventions described in clause (ii) of this Section 11.1, which are owned by [***]) or (B) in connection with the development of [***]Products as contemplated under this Agreement to the extent any such invention is useful or applicable to [***] or [***] other than those of [***], shall be solely owned by [***] and [***] from [***] (the subject matter and intellectual property described in clause (B), to the extent incorporated into any [***]Products [***] by [***], individually and collectively, the “[***]”).

(b) License Grants.
(i) To [***].

(1) (i) During the term of this Agreement and subject to the terms of this Agreement and notwithstanding any rights acquired pursuant to the [***] of any [***]Products, [***] grants to [***] and [***] a non-exclusive, fully-paid, royalty-free, worldwide license to practice the [***] for [***] and [***].  The license in this Section 11.2.1(a)(i) includes the [***] solely to [***] or more [***] or [***] to [***] such [***] for [***] and [***] solely for purposes of [***] such [***].  (ii) Subject to the terms of this Agreement, [***] grants to [***] and [***] a non-exclusive, perpetual, irrevocable, fully-paid, royalty-free, worldwide license, with the right to grant sublicenses, to [***] and [***] the [***] conceived and reduced to practice solely by [***] or jointly by the Parties (“[***]”) for any purpose, including to research, develop, manufacture, have manufactured, use, sell, offer for sale, create derivative works, distribute, import, export or otherwise commercialize such [***].

(2) In the event this Agreement is terminated in accordance with [***] (other than by [***] pursuant to Section [***] or [***] pursuant to Section [***]), [***] shall, and hereby does, grant to [***] and [***] a non-exclusive, perpetual, irrevocable, fully-paid, royalty-free, worldwide license, with the right to grant sublicenses (subject to the limitations below), to practice and exploit the [***] made or created as a direct result of the [***] to research, develop, manufacture, have manufactured and use the [***] in the [***] of [***].  The license in this Section 11.2.1(b) includes the right to [***] to [***] one or more [***] or [***] to perform such research, development and manufacture of products comprising [***] for [***] and [***].  [***] shall notify [***] of any [***] in respect of the [***].  For the avoidance of doubt, the license in this Section 11.2.1(b) (i) excludes the right to [***] or [***] any [***] comprising [***] owned by [***] (pursuant to Section [***]) to or on behalf of [***], and (ii) does not cover inventions made or created by or on behalf of [***] prior to the Effective Date or acquired, created or invented by [***] outside of the [***] or any intellectual property with respect thereto.

(ii) To [***].  During the term of this Agreement and subject to the terms of this Agreement, [***] grants to [***] a non-exclusive, fully-paid, royalty-free, worldwide license to use inventions made or created by [***] in [***] of the [***] (to the extent ownership is retained by [***] under Section [***]), solely to the extent necessary for [***] to [***] under the [***]. Further, [***] hereby grants to [***] a non-exclusive, perpetual, irrevocable, fully-paid, royalty-free, worldwide license, with the right to grant sublicenses, to practice and exploit the [***] for any purpose, including to research, develop, manufacture, have manufactured, use, sell, offer for sale, create derivative works, distribute, import, export or otherwise commercialize the [***].

(c) No Implied License. Other than as expressly provided herein, neither Party grants the other Party any other rights or licenses under this Agreement, whether by implication, estoppel or otherwise.
12. CONFIDENTIALITY, PUBLIC ANNOUNCEMENTS

(a) Confidential Information.  Except as expressly provided herein, the Parties agree that, for the term of this Agreement and five (5) years thereafter, the Receiving Party (as defined below) shall keep confidential and not publish or otherwise disclose and shall not use for any purpose Confidential Information of the Disclosing Party except in connection with the obligations and the rights of the Receiving Party under this Agreement or otherwise as expressly permitted hereunder or with the prior written consent of the Disclosing Party. Each Receiving Party agrees to treat the applicable Disclosing Party’s Confidential Information with the same degree of care such Receiving Party uses to protect such Receiving Party’s own confidential information, but in no event with less than a reasonable degree of care.  “Confidential Information” means all confidential or proprietary information disclosed by the disclosing Party or any of its Affiliates (the “Disclosing Party”) to the receiving Party or any of its Affiliates (“Receiving Party”), whether made available orally, in writing, or in electronic form, including information comprising or relating to concepts, discoveries, inventions, know how, data, designs, formulae, financial information, product roadmaps, operational information, specifications, processes, techniques, sequences, or models.

(b) Exclusions. Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by written documentation:

(i) was already known to the Receiving Party, other than under an obligation of confidentiality to the Disclosing Party, at the time of disclosure;

(ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

(iv) was subsequently lawfully disclosed to the Receiving Party by a Third Party; or

(v) was developed by the Receiving Party without reference to any information or materials disclosed by the Disclosing Party.

(c) Permitted Disclosures.  Notwithstanding the provisions of Section 12.1, each Party hereto may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to exercise its rights or fulfill its obligations under this Agreement, prosecuting or maintaining patent and other intellectual property rights owned by such Party hereunder, prosecuting or defending litigation, complying with applicable governmental regulations, or submitting information to tax or other governmental authorities, provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to such other Party of such disclosure and, save to the extent inappropriate or unavailable, will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

(d) Ownership. The Receiving Party hereby acknowledges that, as between the Parties, the Disclosing Party is the owner or licensee of its Confidential Information, including originals and copies of all notes, reports and other documents prepared by the Receiving Party to the extent including such Confidential Information.  Confidential Information shall not be reproduced by the Receiving Party in any form except as required to perform the obligations or to exercise the rights of the Receiving Party under this Agreement.  Any reproduction of any Confidential Information shall remain the property of the Disclosing Party and shall contain any and all confidential or proprietary notices or legends which appear on the original, unless otherwise authorized in writing by the Disclosing Party.  The Receiving Party does not and will not acquire by implication or otherwise any right in, title to or license in respect of the Confidential Information disclosed to it by the Disclosing Party, except as otherwise expressly set forth in this Agreement.

(e) Return of Confidential Information. Upon receipt of a written request from the Disclosing Party following the expiration or termination of this Agreement, the Receiving Party will, at the election of the Disclosing Party, either destroy (with written confirmation thereof delivered to the Disclosing Party) or deliver to the Disclosing Party all documents and other materials provided by the Disclosing Party to the Receiving Party (or any reproductions thereof) constituting the Disclosing Party’s Confidential Information.

(f) Independent Development and Residuals.  Notwithstanding any provision in this Agreement to the contrary: (a) this Agreement and the terms of confidentiality and nonuse hereunder shall not be construed to limit Invitae’s right to independently develop or acquire products or technology, including products or technology that are similar to, or that compete with, any of the [***]Products; and (b) the Receiving Party shall be free to use for any purpose the residuals resulting from access to or work with the Disclosing Party’s Confidential Information.  The term “residuals” means information in non-tangible form that may be retained in the unaided memories of individuals who have had rightful access to Confidential Information under this Agreement, including ideas, concepts, know-how or techniques contained therein.  No Party shall have any obligation to limit or restrict the assignment or reassignment of such individuals or to pay royalties for any work resulting from the use of residuals.  However, the provisions of this Section 12.6 shall not be deemed to grant to any Party a license under the other Party’s copyrights or patents.

(g) Prior CDA. This Agreement supersedes the Confidentiality Agreement between the Parties dated as of February 18, 2020 (the “Prior CDA”) with respect to information disclosed thereunder.  All information or materials disclosed or provided by a Party or its Affiliates to the other Party (or its representatives) under the Prior CDA shall be deemed Confidential Information of such Party (subject to the exceptions set forth herein).

(h) Public Announcements; Confidential Terms.

(i) The Parties have agreed upon a joint press release to announce the execution of this Agreement, which is attached as Exhibit C; the release of which the Parties shall coordinate in order to accomplish such release promptly following execution of this Agreement.

(ii) Neither Party shall disclose to any Third Party, or issue any other public announcement, press release, advertisement, promotion or other public disclosure regarding the terms of this Agreement or use the other Party’s name or the name of any Affiliate of the other Party, without the other Party’s prior written consent, except any such disclosure that is required by applicable law or the rules of any securities exchange on which the securities of the disclosing Party are listed.  In the event a Party determines in good faith that it is required by applicable law or the rules of any securities exchange on which its securities are listed to make a public disclosure regarding the terms of this Agreement, such Party shall submit the proposed disclosure in writing (including, as applicable, the proposed redacted form of this Agreement) to the other Party as far in advance as reasonably practicable (and in no event less than five (5) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity for the other Party to comment thereon.  The Party making such disclosure shall use good faith efforts to incorporate the reviewing Party’s reasonable comments and, as applicable, seek confidential treatment for the redacted terms of this Agreement to the extent such confidential treatment is applicable and reasonably available.  Each Party shall be responsible for its own legal and other external costs in connection with any such disclosure.  Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 12.8, provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

13. REPRESENTATIONS AND WARRANTIES

(a) Mutual Warranties. Each Party represents, warrants and covenants to the other Party that:

(i) it has and shall continue to maintain the full right and authority to enter into and perform this Agreement; and

(ii) it is not and shall not be party to any agreement that conflicts with its representations, warranties, or obligations under this Agreement.

(b) PacBio Warranties. PacBio represents, warrants and covenants to Invitae that:

(i) it has obtained and shall continue to maintain all licenses, authorizations, approvals, consents, or permits required by applicable law to conduct its business generally and to perform its obligations under this Agreement; and

(ii) the [***]Products will (i) conform, at a minimum, to ordinary standards of care, and (ii) be of at least the same grade, quality, and value as [***] sold under similar circumstances.
14. INDEMNIFICATION, LIMITATION OF LIABILITY

(a) Indemnification of [***].  [***] shall defend each of [***] and its trustees, directors, officers, and employees and the successors and assigns of any of the foregoing (each an “[***] Indemnitee”), and indemnify and hold harmless each [***] Indemnitee from and against any and all claims, actions, proceedings, liabilities, damages, settlements, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) in each case brought by a Third Party against any [***] Indemnitee arising out of the following (each an “[***] Claim”): (i) any breach by [***] of any of its representations, warranties or covenants under this Agreement; (ii) any negligence, recklessness or misconduct of [***] or any of its Affiliates or designees (including any of the employees, agents, or consultants of [***] or any of its Affiliates or designees) in performing the obligations of [***] under this Agreement; (iii) any failure of [***] or any of its Affiliates or designees (including any of the employees, agents, or consultants of [***] or any of its Affiliates or designees) to comply with any applicable federal, state, local or foreign laws, regulations, or codes in the performance of the obligations of [***] under this Agreement; or (iv) any allegation of infringement or misappropriation of a Third Party’s intellectual property rights by a [***]Product or in the performance of the obligations of [***] under this Agreement, including any direct or indirect infringement of Third Party patents and any infringement or misappropriation related to the development, manufacture, use, offer for sale, sale or import of any [***]Product.  [***] shall have no obligation to any [***] Indemnitee under this Section 14.1 to the extent an [***] Claim results from the breach of this Agreement, gross negligence or knowing and willful misconduct of the [***] Indemnitee.

(b) Indemnification of [***].  [***] shall defend each of [***] and its trustees, directors, officers, and employees and the successors and assigns of any of the foregoing (each a “[***] Indemnitee”), and indemnify and hold harmless each [***] Indemnitee from and against any and all claims, actions, proceedings, liabilities, damages, settlements, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) in each case brought by a Third Party against any [***] Indemnitee arising out of the following (each a “[***] Claim”): (i) any breach by [***] of any of its representations, warranties or covenants under this Agreement; (ii) any negligence, recklessness or misconduct of [***] or any of its Affiliates or designees (including any of the employees, agents, or consultants of [***] or any of its Affiliates or designees) in performing the obligations of [***] under this Agreement; or (iii) any failure of [***] or any of its Affiliates or designees (including any of the employees, agents, or consultants of [***] or any of its Affiliates or designees) to comply with any applicable federal, state, local or foreign laws, regulations, or codes in the performance of the obligations of [***] under this Agreement.  [***] shall have no obligation to any [***] Indemnitee under this Section 14.2 to the extent a [***] Claim results from the breach of this Agreement, gross negligence or knowing and willful misconduct of the [***] Indemnitee.

(c) Procedure.  A party (the “Indemnitee”) that intends to require indemnification under this Article 14 shall promptly notify the other party (the “Indemnitor”) in writing of any [***] Claim or [***] Claim (any, a “Claim”) in respect of which the Indemnitee intends to require such indemnification in accordance with Article 14; provided,  however, that the failure to give such notice shall not relive the Indemnitor of its obligations hereunder except to the extent that such Indemnitor is materially prejudiced by such failure.  The Indemnitor will have the sole right to defend, negotiate, and settle such claims.  The Indemnitee will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided,  however, that the Indemnitor will have final decision-making authority regarding all aspects of the defense of the claim.  The Indemnitee will provide the Indemnitor with such information and assistance as the Indemnitor may reasonably request, at the expense of the Indemnitor.  Neither party will be responsible nor bound by any settlement of any claim or suit made without its prior written consent; provided,  however, that the Indemnitee will not unreasonably withhold or delay such consent.  It is understood that only [***] may claim indemnity under this Article 14 (on its own behalf or on behalf of an [***] Indemnitee), and other [***] Indemnitees may not directly claim indemnity hereunder.  Likewise, it is understood that only [***] may claim indemnity under this Article 14 (on its own behalf or on behalf of a [***] Indemnitee), and other [***] Indemnitees may not directly claim indemnity hereunder.

(d) Mitigation of Loss; Reliance.  Each Indemnitee will take, and will procure that its Affiliates take, all such reasonable steps and action as are necessary (or, as the Indemnitor may reasonably require, at the Indemnitor’s expense) in order to mitigate any Claims (or potential losses or damages) under this Article 14.  Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.  The right of an Indemnitee to indemnification or to assert or recover on any Claim shall not be affected by any investigation conducted with respect to matters relating thereto, or any knowledge acquired or capable of being acquired, at any time, whether before or after the execution and delivery of this Agreement, including with respect to the accuracy of or compliance with any of the representations, warranties, covenants, or agreements set forth in this Agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or other remedy based on such representation, warranty, covenant or agreement.

(e) Mitigation of an Infringement Claim.  If either Party receives or otherwise learns of any [***] or [***] alleging that [***], or any [***] or [***], of any [***]Product violates a Third Party's intellectual property rights (each an “IP Notice”), such Party shall promptly notify the other Party in writing.  At the request of either Party, the Joint Steering Committee shall thereafter promptly consider the matter (taking into consideration all relevant factors including the likely scope and enforceability of the applicable intellectual property rights and availability of necessary right to such intellectual property on commercially reasonable terms) and, if [***] and [***] to [***] of any [***]Product by the Joint Steering Committee, [***] at its own expense shall promptly take at least one the following actions: (a) secure for [***] the right to continue using such [***]Product; or (b) replace or modify any aspect of the [***]Product to make it non-infringing, provided such modification or replacement does not materially degrade any functionality of such [***]Product; provided,  however, that if, upon [***] request, the Joint Steering Committee makes a determination that both of the foregoing clauses (a) and (b) are [***], then (x) [***] shall not be obligated to take at least one of such clause (a) or clause (b) actions and the Parties may continue with the [***], or (y) [***] may [***] this Agreement at any time following the [***] of the Effective Date.  If the Joint Steering Committee does not [***] whether an IP Notice reflects a matter [***] to [***] of any [***]Product, the matter may be [***] to [***] pursuant to Section [***].  The remedies set forth in this Section 14.5 are in addition to, and not in lieu of, all other remedies that may be available to [***] under this Agreement or otherwise, including [***]'s right to be indemnified pursuant to Section 14.1.

(f) Special, Indirect, and Other Losses.  NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR FOR ANY LOSS OF PROFITS SUFFERED BY THE OTHER PARTY. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14.6 IS INTENDED TO OR SHALL LIMIT OR RESTRICT: (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 14.1 OR SECTION 14.2, AS APPLICABLE; OR (B) ANY DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS IN ARTICLE 12.

15. TERM AND TERMINATION

(a) Term.  Unless otherwise agreed in writing or terminated in accordance with this Article 15, the term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until the expiration of the last to expire of the [***]Periods and [***]Periods.

(b) Termination for Cause.  Subject to the requirements of this Section 15.2, either Party may terminate this Agreement in the event the other Party is in material breach of any material obligation hereunder.  In the event of a material breach, the non-breaching Party shall give written notice to the breaching Party specifying the claimed particulars of such breach and, in the event such material breach is not cured within ninety (90) days after the breaching Party’s receipt of such notice, the non-breaching Party shall have the right thereafter to terminate this Agreement immediately by giving written notice referencing this Section 15.2 to the breaching Party to such effect; provided, that if such breach is reasonably capable of being cured but cannot be cured within such ninety (90)-day period and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable in the circumstances to cure such breach.  In the event that dispute resolution procedures have commenced in accordance with Section 16.2 with respect to any alleged breach hereunder, no purported termination of this Agreement pursuant to this Section 15.2 shall take effect until the resolution of such procedure.  Any termination by any Party under this Section 15.2 and the effects of termination provided herein shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled.

(c) Termination Without Cause.  Invitae may terminate this Agreement without cause by providing PacBio with one hundred eighty (180) days written notice; provided,  however, that such notice may not be delivered prior to the date which is twelve (12) months after the Effective Date.

(d) Termination Due to [***].  If a Development [***] occurs or [***] notifies [***] in writing of [***]’s good faith determination that the occurrence of a Development [***] in respect of the [***]Product (i.e., a Development [***] pursuant to Section 3.3.2) is reasonably probable, [***] may unilaterally terminate this Agreement upon written notice to [***].

(e) Termination Due to Impracticality or Infeasibility.  [***] may terminate this Agreement upon written notice to [***] if [***] determines in good faith (after consultation with [***] through the Joint Steering Committee) that, after taking commercially reasonable and diligent efforts, the development of the [***]Products is technically or commercially infeasible or impracticable; provided,  however, that such notice may not be delivered prior to the date which is [***] after the Effective Date.

(f) IP Infringement.  [***] may terminate this Agreement as set forth in Section [***] or following entry of a [***] or [***] or [***] by a court of competent jurisdiction with respect to the manufacture or use of any [***]Product or any [***] or [***].

(g) Change in Control. [***] shall promptly notify [***] in writing of any Change in Control and shall provide [***] with the name of any Persons involved in the Change in Control.  [***] shall have a period beginning on the date of consummation of the Change in Control and ending on the date that is ninety (90) days after the date of consummation of the Change in Control (or, if later, ninety (90) days after the date [***] notifies [***] in writing of the consummation of the Change in Control) to terminate this Agreement, unless prior to the Change in Control [***] notifies [***] in writing of the planned Change in Control and provides [***] with the name of any Persons involved in the planned Change in Control and [***] thereafter consents in writing not to exercise its right of termination in respect of such Change in Control pursuant to this Section 15.7.  [***] agrees that it will not unreasonably withhold or delay such consent assuming that any information and assurances reasonably requested by [***] with respect to the planned Change in Control as well as from any Persons involved in the planned Change in Control are promptly provided to [***].

(h) Effect of Termination.

(i) Effect of Termination by [***].

(1) Upon termination of this Agreement by [***] (as non-breaching party) under Section [***], [***] shall, within thirty (30) days following the effective date of such termination, pay [***] the amount of any [***] reflected in the approved [***] in effect as of the date of notice of termination to the extent the incurrence by [***] of such [***] is unavoidable or any previous [***] incurred are not recoverable with commercially reasonable effort.

(2) Upon termination of this Agreement by [***] under Section [***], (i) [***] shall promptly wind down the [***] and (ii) [***] shall not be obligated to [***] to [***] following the date of such termination notice. (A) If the Joint Steering Committee agrees with [***] position related to [***] (such agreement not to be unreasonably withheld), then if [***] subsequently restarts the development or commercialization of the [***]System or [***]System or any [***], [***] will promptly notify [***].  Further, in the event of any commercialization of any [***]Product or any [***] based on a [***], [***], together with [***] intended for [***] (each, a “[***]”) after a termination pursuant to Section [***], [***] shall pay a fee to [***] for each such [***] and [***] sold or licensed to a Third Party by [***] or its Affiliates, or any licensee, transferee, successor or assign of any of the assets thereof, in the amount of [***] of the [***] from such [***] and [***]; provided,  however, that the aggregate fee payable to [***] shall be capped at an amount equal to [***] of the [***] paid by [***] to [***].  (B) Alternatively, if the Joint Steering Committee does not agree with [***] position, then [***] shall immediately [***] to [***] in [***] (i.e., [***]) paid by [***] to [***] between the Effective Date and the date of such termination notice.  For the avoidance of doubt, [***] shall not be obligated to make any further payments to [***] following the date of such termination notice.  Further, in the event of any commercialization of any [***]Product or any [***], [***] shall pay a fee to [***] for each such [***] and [***] sold or licensed to a Third Party by [***]

or its Affiliates, or any licensee, transferee, successor or assign of any of the assets thereof, in the amount of [***] of the [***] from such [***] and [***]; provided,  however, that the aggregate fee payable to [***] shall be capped at an amount equal to [***] of the [***] paid by [***] to [***] less [***] of the aggregate [***] as of the date of termination

(ii) Effect of Termination by [***].

(1) Upon termination of this Agreement by [***] under Section [***] (as non-breaching party), [***] shall immediately refund to [***] in full all amounts (i.e., [***]) paid by [***] to [***] between the Effective Date and the date of such termination notice.  For the avoidance of doubt, [***] shall not be obligated to make any further payments to [***] following the date of such termination notice.  Further, in the event of any commercialization of any [***]Product or any [***], [***] shall pay a fee to [***] for each such [***] and [***] sold or licensed to a Third Party by [***] or its Affiliates, or any licensee, transferee, successor or assign of any of the assets thereof, in the amount of [***] of the [***] from such [***] and [***]; provided,  however, that the aggregate fee payable to [***] shall be capped at an amount equal to [***] of the [***] paid by [***] to [***] less [***] of the aggregate [***] as of the date of termination.

(2) Upon termination of the Agreement by [***] under Section [***], [***] shall, within thirty (30) days following the effective date of such termination, pay [***] the amount of any [***] for the three month period following the date of termination reflected in the approved [***] in effect as of the date of notice of termination to the extent the incurrence by [***] of such [***] is unavoidable or any previous [***] incurred are not recoverable with commercially reasonable effort.  For the avoidance of doubt, [***] shall not be obligated to make any further payments to [***] following the date of such termination notice.

(3) Upon termination of this Agreement by [***] under Section [***]:

a) If the Development [***] is in respect of the [***]Product, [***] shall not have any immediate reimbursement obligation to [***]; provided,  however, that in the event of any subsequent commercialization of any [***]Product or any [***], [***] shall refund to [***] an amount equal to the [***] paid by [***] to [***] within sixty (60) days of the first commercial sale thereof.  For the avoidance of doubt, [***] shall not be obligated to make any further payments to [***] following the date of the termination notice.

b) If the Development [***] is in respect of the [***]Product, [***] shall, within thirty (30) days following the effective date of such termination, [***] to [***] in [***] the sum of [***] of all [***] paid by [***] to [***] between the date of delivery of the first [***]Product and the date of such termination notice.  For the avoidance of doubt, [***] shall not be obligated to [***] to [***] following the date of such termination notice.  Further, in the event of any commercialization of any [***]System or any ultra-high throughput [***], [***] shall [***] a [***] to [***] for each such [***] and [***] [***] or [***] to a Third Party by [***] or its Affiliates, or any licensee, transferee, successor or assign of any of the assets thereof, in the amount of [***] of the [***] from such [***] and [***]; provided,  however, that the aggregate fee payable to [***] shall be capped at an amount equal to [***] of the [***] paid by [***] to [***] following the date of delivery of the first [***]Product.

(4) Upon termination of this Agreement by [***] under Section [***], [***] shall, within thirty (30) days following the effective date of such termination, refund to [***] in full the sum of (i) all [***] paid by [***] to [***] between the Effective Date and the date of such termination notice less (ii) [***] of the aggregate [***] as of the date of termination.  For the avoidance of doubt, [***] shall not be obligated to make any further payments to [***] following the date of such termination notice.

(5) Upon termination of this Agreement by [***] under Section [***], [***] shall, within thirty (30) days following the effective date of such termination, refund to [***] in full the sum of (i) all [***] paid by [***] to [***] between the Effective Date and the date of such termination notice less (ii) [***] of the aggregate [***] as of the date of termination.  For the avoidance of doubt, [***] shall not be obligated to make any further payments to [***] following the date of such termination notice.  Further, in the event of any commercialization of any [***]Product or any [***], [***] shall pay a fee to [***] for each such [***] and [***] sold or licensed to a Third Party by [***] or its Affiliates, or any licensee, transferee, successor or assign of any of the assets thereof, in the amount of [***] of the [***] from such [***] and [***]; provided,  however, that the aggregate fee payable to [***] shall be capped at an amount equal to [***] of the [***] paid by [***] to [***] less [***] of the aggregate [***] as of the date of termination.

Notwithstanding anything in the contrary in this Section 15.8, [***]’s obligation to share any [***] from [***]Products or [***] shall terminate if [***] notifies [***] that it has abandoned (without the intent to restart) the development or commercialization of any [***]Product or [***]; provided that if [***] or any Affiliate, or any licensee, transferee, successor or assign of any of the assets thereof, ever restarts such development or commercialization [***] shall promptly notify [***] and such obligation shall be restored.

(i) Accrued Liability.  Except as expressly set forth herein, termination or expiration of this Agreement for any reason shall not release either Party hereto from any liability which at the time of such termination or expiration has already accrued to the other Party prior to such time.  Such termination or expiration will not relieve a Party from accrued payment obligations or from other obligations which are expressly indicated in this Agreement to survive termination or expiration of this Agreement.

(j) Survival. The following provisions shall survive the expiration or termination of this Agreement for any reason: Articles 1 and [***] through [***] (inclusive).

(k) Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

16. MISCELLANEOUS

(a) Governing Law.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of California, United States, without reference to conflicts of laws principles and without regard to the 1980 Convention on the International Sale of Goods.

(b) Dispute Resolution. The Parties recognize that disputes may arise that might not be resolved by the Joint Steering Committee.  It is the Parties' objective to establish procedures to facilitate the resolution of all disputes or controversies arising out of, in relation to, or in connection with this Agreement, or the validity, enforceability, construction, performance or breach hereof (each a “Dispute”), in an expedient manner by mutual cooperation and without resort to arbitration.  Unless otherwise expressly provided in this Agreement, all Disputes will be subject to this Section 16.2.  Either Party may initiate the dispute resolution procedure of this Section 16.2 by giving the other Party written notice of any Dispute in accordance with the terms of Section 16.6 (a “Notice of Dispute”).  For clarity and without limitation, in any instance where the agreement, decision, determination or other action of the Joint Steering Committee is called for or otherwise required and the Joint Steering Committee cannot reach a unanimous decision at a Joint Steering Committee meeting or within twenty (20) Business Days thereafter, the matter shall be deemed a Dispute and resolved in accordance with this Section 16.2 and the resolution of such matter pursuant to this Section 16.2 shall be deemed to be the unanimous decision of the Joint Steering Committee for purposes of this Agreement.

(i) Senior Executives.  If the Parties are unable to resolve any Dispute between them, either Party may, by delivery of a Notice of Dispute to the other, have such Dispute referred to the Chief Executive Officers of the Parties for attempted resolution by good faith negotiations for a period of fifteen (15) Business Days after such Notice of Dispute is received.  Unless otherwise mutually agreed, within five (5) Business Days of delivery of the Notice of Dispute, the Chief Executive Officers of the Parties shall meet in person, or by teleconference, at a mutually agreeable time and place, and thereafter as often as they reasonably deem necessary, to attempt in good faith to resolve the Dispute. If the Parties are unable to resolve such Dispute in accordance with the aforementioned procedure or within such fifteen (15) Business Day period (the last day of such time period, the “Escalation to Mediation Date”), either Party may initiate mediation under Section 16.2.2.

(ii) Mediation.  Subject to Section 16.2.1, the Parties may, at any time after the Escalation to Mediation Date, submit the Dispute at issue to any mutually agreed upon mediation service for mediation by providing to the mediation service a joint, written request for mediation, setting forth the subject of the Dispute and the relief requested.  The Parties shall cooperate with one another in selecting a mediation service, and shall cooperate with the mediation service and with one another in selecting a neutral mediator and in scheduling the mediation proceedings.  The Parties acknowledge and agree that they will attempt in good faith to select a mediator with experience relevant to the Dispute (including, for example, that the mediator need not be a retired judge or lawyer, but could, as applicable, be someone with relevant business, industry or professional experience).  The Parties covenant that they will use commercially reasonable efforts toward engagement in the mediation.  The Parties agree that the mediator’s fees and expenses and the costs incidental to the mediation will be shared equally between the Parties. The Parties further agree that all offers, promises, conduct, and statements, whether oral or written, made in the course of the discussions of the Chief Executive Officers of the Parties pursuant to Section 16.2.1 or of the mediation by any of the Parties, their agents, employees, experts, and attorneys, and by the mediator and any employees of the mediation service, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation, arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

(iii) Arbitration.  If the Parties cannot resolve any Dispute for any reason, including the failure of either Party to agree to enter into mediation or agree to any settlement proposed by the mediator, within twenty (20) Business Days after the Escalation to Mediation Date, either Party may commence binding arbitration in accordance with this Section 16.2.3.  Subject to Section 16.2.1 and Section 16.2.2, Invitae and PacBio agree that any Dispute shall be settled by binding arbitration administered by the American Arbitration Association in San Francisco, California (or virtually as the Parties agree), under the then-current Commercial or other Arbitration Rules by a single arbitrator agreeable to both Parties.  If the Parties cannot agree on an arbitrator within five (5) Business Days after the commencement of the arbitration, each Party shall select an arbitrator who is not (and has not been within the past ten (10) years) employed by or a consultant to either Party or any of its Affiliates, and the two (2) selected arbitrators shall select a third (3rd) arbitrator who is not (and has not been within the past ten (10) years) employed by or a consultant to either Party or any of its Affiliates.  Any arbitrator(s) chosen hereunder shall have reasonable educational training and industry experience relevant to the particular Dispute (including, for example, that an arbitrator need not be a retired judge or lawyer, but could, as applicable, be someone with relevant business, industry or professional experience).  The arbitrator(s) shall determine what discovery will be permitted, based on the principle of limiting the cost and time which the Parties must expend on discovery; provided, the arbitrator(s) shall permit such discovery as deemed necessary to achieve an equitable resolution of the Dispute.  The decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable and may be entered in any court of competent jurisdiction.  The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any Party (except to the extent of any Party’s liability to a Third Party for such damages).  The costs of any arbitration, including administrative fees and fees of the arbitrator(s), shall be borne by the losing Party, if identified, and otherwise shared equally between the Parties.  Additionally, the losing Party, if identified, shall reimburse the other Party for its costs and expenses incurred in connection with the arbitration (including attorneys’ and expert fees and expenses).  The arbitral proceedings and all pleadings shall be the Confidential Information of both Parties; provided,  however, the foregoing shall not change either Party’s rights or obligations with respect to any information that was the Confidential Information of a Party prior to its introduction into the arbitration.  Any decision by the arbitrator(s) shall not be interpreted as an admission against interest of any Party and shall not be admissible as evidence in any subsequent court action with a Third Party.  Notwithstanding any provision of this Section 16.2 to the contrary, either Party may initiate and engage in court proceedings in a court of competent jurisdiction at any time: (a) for breach of the other Party’s confidentiality obligations; (b) to enforce any arbitration award between the Parties; or (c) for claims for equitable relief (including any preliminary injunction or temporary restraining order).

(c) Force Majeure.  In the event that either Party is prevented from performing its obligations under this Agreement as a result of any contingency beyond its reasonable control (“Force Majeure”), including any actions of governmental authorities or agencies, war, hostilities between nations, civil commotions, riots, national industry strikes, lockouts, sabotage, shortages in supplies, energy shortages, epidemics, pandemics, fire, floods, and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected shall not be responsible to the other Party for any delay or failure of performance of its obligations hereunder for so long as Force Majeure prevents such performance.  In the event of Force Majeure, the Party immediately affected thereby shall give prompt written notice to the other Party specifying the Force Majeure complained of, and shall use commercially reasonable efforts to resume performance of its obligations as promptly as possible.

(d) No Implied Obligations.   Nothing in this Agreement shall be deemed to create any implied obligations of either Party.  No failure on the part of PacBio or Invitae to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(e) Independent Contractors.  The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither party shall have authority to contract for or bind the other Party in any manner whatsoever.  PacBio is responsible for, and will withhold and/or pay, any and all applicable federal, state or local taxes, payroll taxes, workers’ compensation contributions, unemployment insurance contributions, or other payroll deductions from the compensation of employees, [***] and other personnel of PacBio or its Affiliates or designees and no such employees, [***] or other personnel will be entitled to any benefits applicable to or available to employees of Invitae.

(f) Notices. All notices, requests and other communications hereunder shall be in writing and shall be (i) personally delivered or (ii) sent by registered or certified mail, return receipt requested, postage prepaid, (iii) overnight courier service or (iv) or emailed, receipt confirmed, in each case to the respective address specified below, or such other address as may be specified in writing to the other Party:

Invitae:Invitae Corporation.

1400 16th Street

San Francisco, CA 94103

Attn: General Counsel

Email: [***]

PacBio:Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, CA 94025

Attn: General Counsel

with a copy to:Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attn:  Ian Edvalson

Email:  iedvalson@wsgr.com

(g) Assignment.  Neither Party may assign this Agreement or any of its rights or obligations hereunder without the other Party’s prior written consent; provided that each Party may assign without the other Party’s consent (a) its rights or obligations under this Agreement to one (1) or more of its Affiliates or (b) without limiting Invitae’s right under Section 15.7 with respect to a Change in Control, this Agreement in its entirety to a successor to all or substantially all of the  business or assets of such Party to which this Agreement relates whether by merger, acquisition (or stock or assets) or otherwise, provided that (x) any such successor (whether clause (a) or (b)) agrees in writing to be bound by the terms and conditions of this Agreement and (y) any assignment by PacBio under clause (b) is stipulated by the Parties to be a Change in Control for purposes of this Agreement (regardless of whether such assignment otherwise qualifies pursuant to such definition).  Any permitted assignee will assume all obligations of its assignor under this Agreement.  Any assignment shall not relieve the assignor of any of its obligations under this Agreement.  Any attempted assignment in contravention of the foregoing will be null and void.  Subject to the foregoing and the other terms of this Agreement, this

Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(h) Modification.  No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by both Parties.  No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in writing and signed by both Parties.

(i) Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

(j) Entire Agreement.  This Agreement together with the Exhibits hereto constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between PacBio and Invitae with respect to the subject matter hereof.

(k) Counterparts. This Agreement may be executed and delivered in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered in duplicate originals as of the Effective Date.

PACIFIC BIOSCIENCES OFINVITAE CORPORATION

CALIFORNIA, INC.

By: By: _________________________________

Name:  Name: _______________________________   Title:  Title: ________________________________

Exhibit A: [***]Product Description

Exhibit B: General plan

Exhibit C: Press Release

Exhibit A

System Descriptions

[***]

[***]

[***]

[***]

Exhibit B

General Plan

[***]

[***]

Exhibit C

Press Release

Pacific Biosciences and Invitae to Develop Ultra-High-Throughput

Clinical Whole Genome Sequencing Platform

New platform expected to make whole genome sequencing significantly more affordable and accessible for use in mainstream medical care

MENLO PARK, Calif. – January 12, 2021 – Pacific Biosciences of California, Inc. (Nasdaq: PACB), a leading provider of high-quality, long-read sequencing platforms, today announced a multi-year collaboration with Invitae Corporation (NYSE: NVTA), a leading medical genetics company, to begin development of a production-scale high-throughput sequencing platform leveraging the power of PacBio’s highly accurate HiFi sequencing to expand Invitae’s whole genome testing capabilities.

“Whole genome sequencing has the ability to significantly improve diagnosis for a wide range of diseases and guide healthcare throughout life. This collaboration is aimed at developing the technology to make it affordable and accessible to all patients who can benefit from in-depth, full genome information," said Sean George, co-founder and Chief Executive Officer of Invitae. “Our work with PacBio to date has demonstrated the increased diagnostic yield and clinical utility of using information from high-quality, long-read genomes to guide patient care. We believe this world-class sequencing technology combined with our clinical capabilities will uniquely position us to deliver those benefits cost effectively at scale. We look forward to working with the PacBio team to develop a new generation of innovative whole genome-based offerings.”

Identifying the many underlying genetic influences on human health is becoming increasingly critical to overall clinical care and prognosis and whole genome sequencing offers the most comprehensive view of medically relevant variations. As whole genome sequencing continues to grow into a preferred method for genetic testing, it is expected by the Global Alliance for Genomics and Health that by 2025 as many as sixty million genomes will be sequenced. With the development of a new sequencing platform, Invitae and PacBio aim to enable a new class of cost-effective assays that could be used to accelerate the accessibility of a more comprehensive whole genome sequencing approach in areas including carrier screening, immune system response, and other heritable diseases.

“Invitae is a leader in medical genetic testing and has driven innovation in this area for more than a decade. We are excited to join forces to develop and implement this new platform which is built on our shared vision that broad access to whole genome sequencing in the clinic has the power to improve diagnosis and access to precision therapies,” said Christian Henry, President and Chief Executive Officer of Pacific Biosciences. “Building on the proven performance of our HiFi sequencing, we believe that this new system will ultimately enable us to deliver the most clinically relevant whole genome at substantially less than $1,000 which we believe is a critical price threshold needed to expand adoption in routine medical care.”

PacBio HiFi sequencing combines the high accuracy of Sanger sequencing (>99.9%) with long reads up to 25 kb. Together, the length and accuracy of HiFi reads provide excellent detection of variants from single nucleotide changes to large structural variants, even in hard-to-sequence regions of the genome.

Through the collaboration, both companies will commit significant resources to support development of a production-scale sequencing platform designed with the capacity to process clinical whole genomes at scale. Those resources are expected to include talent, technology and collaborative oversight, and Invitae will also invest capital to support development throughout the multi-year effort.

About Pacific Biosciences

Pacific Biosciences of California, Inc. (NASDAQ: PACB) is empowering life scientists with highly accurate long-read sequencing. The company’s innovative instruments are based on Single Molecule, Real-Time (SMRT®) Sequencing technology, which delivers a comprehensive view of genomes, transcriptomes, and epigenomes, enabling access to the full spectrum of genetic variation in any organism. Cited in thousands of peer-reviewed publications, PacBio® sequencing systems are in use by scientists around the world to drive discovery in human biomedical research, plant and animal sciences, and microbiology. For more information, please visit www.pacb.com and follow @PacBio.

PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Pacific Biosciences Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,, including, among other things, statements relating to market leadership, uses, accuracy, quality or performance of, or benefits of using, Pacific Biosciences’ products or technologies, including HiFi technology; the expected benefits, suitability or utility of Pacific Biosciences methods, products or technologies for particular applications or projects, including for whole genome sequencing; the benefits of whole genome sequencing; market estimates; the ability to provide whole genome sequencing for less than $1,000; the resources to be committed by Pacific Biosciences to the new sequencing platform; the ability of the parties to achieve the goals and realize the expected benefits of the collaboration; and other future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances and other factors that are, in some cases, beyond Pacific Biosciences’ control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in Pacific Biosciences’ most recent filings with the Securities and Exchange Commission, including Pacific Biosciences’ most recent reports on Forms

8-K, 10-K and 10-Q, and include those listed under the caption “Risk Factors.” Pacific Biosciences undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

Invitae Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the quality of Pacific Biosciences’ technology; the benefits of whole genome sequencing; market estimates; the contributions of Invitae to the collaboration; and the ability of the parties to achieve the goals and realize the expected benefits of the collaboration. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: Invitae’s history of losses; Invitae’s ability to compete; Invitae’s failure to manage growth effectively; Invitae’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; Invitae’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to Invitae’s business; the impact of litigation on Invitae’s business; and the other risks set forth in Invitae’s filings with the Securities and Exchange Commission, including the risks set forth in Invitae’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Contacts:

For PacBio:

Investors: Trevin Rard 650.521.8450

ir@pacificbiosciences.com

Media: Colin Sanford 203.918.4347

colin@bioscribe.com

For Invitae:

Laura D’Angelo 628.213.3283

pr@invitae.com